EXHIBIT 23.3

        CONSENT OF MERCHANT, GOULD, SMITH, EDELL, WELTER & SCHMIDT, P.A.

We consent to the references to our firm under the caption "Experts" in the Prospectus included in the Registration Statement on Form S-3 regarding the registration of the sale of 140,000 shares of the Common Stock of Rochester Medical Corporation and to the filing of this consent as an exhibit to such Registration Statement.

                                          MERCHANT, GOULD, SMITH, EDELL,
                                              WELTER & SCHMIDT, P.A.

Minneapolis, Minnesota
June 27, 1996